Expense Limitation Letter Agreement

                            ROULSTON & COMPANY, INC.
                         3636 Euclid Avenue, Suite 3000
                               Cleveland, OH 44115


To:      Fairport Funds
         3636 Euclid Avenue
         Suite 3000
         Cleveland, OH 44115

         You have engaged us to act as the sole investment adviser to the Fairport Emerging Growth Fund, Fairport International Equity Fund, Fairport Growth Fund, and Fairport Growth and Income Fund (collectively, the "Equity Funds") of Fairport Funds (the "Trust") pursuant to an Investment Advisory Agreement dated as of October 25, 2001.

         Effective March 1, 2004 through February 28, 2005, we hereby agree to waive all or a portion of our management fees and/or reimburse each of the Equity Funds for the expenses it incurs during that period, but only to the extent necessary to maintain total annual operating expenses at the percentage of the Fund's average daily net assets for that period, as indicated below:

                                               Limitation of Fund's Total Annual
                                               ---------------------------------
Name of Fund                                           Operating Expenses
------------                                           ------------------
Fairport Emerging Growth Fund                                 1.95%
Fairport International Equity Fund                            1.95%
Fairport Growth Fund                                          1.75%
Fairport Growth and Income Fund                               1.75%


                                                Very truly yours,

                                                Roulston & Company, Inc.

                                                By:  /S/ Kenneth J. Coleman


                                   Acceptance

          The foregoing Agreement is hereby accepted.

                                                Fairport Funds

                                                By:  /S/ Charles A. Kiraly